Exhibit 10.1

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR  REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

AGREEMENT FOR THE EXCHANGE  OF  STOCK

THIS AGREEMENT is made and entered into this 24th day of March, 2011, by and between ExperTelligence, Inc., a Nevada corporation (the “ISSUER”), and Pay Mobile, Inc., a Delaware corporation (“PM”), and its shareholders, all of whom are listed as signatories below.

In consideration of the mutual promises, covenants, representations and warranties contained herein, and other good and valuable consideration, and with the intent that, upon consummation of the transactions contemplated hereby, on the terms set forth herein, PM shall become a wholly owned subsidiary of Issuer each of the parties hereto agrees as follows:

1.           EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to the shareholders of PM, 80,000,000 shares of ISSUER’s restricted common stock in the amounts listed below the names in Exhibit A. In conjunction therewith, Jason Smart, the Issuer’s President and National Business Investors have agreed to collectively cancel 50,000,000 shares of their restricted common stock. In addition, the Issuer has arranged for an outside investor to contribute $125,000 to the capital of the Issuer in exchange for 1,250,000 shares of the Issuers restricted common stock.

2.           REPRESENTATIONS AND WARRANTIES OF ISSUER. ISSUER represents and warrants to PM the following:

            (A)           Organization.  ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the incorporators, directors, officers and shareholders of ISSUER have been valid and in accordance with the laws of the State of Nevada.

            (B)           Capital.  The authorized capital stock of ISSUER consists of 300,000,000 shares of common stock, $0.0001 par value, and 25,000,000 shares of preferred stock, $0.0001 par value. Prior to the issuance of the shares to the PM shareholders and the cancellation of the 50,000,000, there are 94,964,138 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Upon the closing of this transaction and with the issuance of the shares contemplated herein and the cancellation of the 50,000,000 shares, there will be a total of 126,214,138 shares of commons stock issued and outstanding. All such outstanding shares are, as of the date hereof, and at Closing fully paid and non- assessable, free of all liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. Other than as proved herein, there are not now, and at Closing, there will not be, any outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Nevada.

            (C)           OTCBB Listing. The Company is a reporting company pursuant to the Securities and Exchange Act of 1934 and is current in its filing with the Securities and Exchange Commission.  The Company’s common stock is listed for trading on the OTCBB with a trading symbol of EXTLE.

            (D)           Ability to Carry Out Obligations.  ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER  to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by the shareholders of PM.

            (E)           Full Disclosure.  None of representations and warranties made by the ISSUER, contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading under the circumstances by which it was made.

            (F)           Contract and Leases.  ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

            (G)           Compliance with Laws.  To the best of its knowledge, ISSUER has substantially complied with, and is not in material violation of any federal, state, or local statute, law, rule and/or regulation.

            (H)           Litigation.  ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER.  ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

            (I)           Conduct of Business.  Prior to the closing, ISSUER shall not conduct  any activity whatsoever except in connection with this transaction and shall not
(i) sell, pledge, or assign any assets
(ii) amend its Articles of Incorporation or Bylaws,
(iii) declare dividends, redeem or sell stock or other securities,
(iv) incur any liabilities,
(v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or
(vi) enter into any other transaction.

            (J)           Corporate Documents. Copies of each of the following documents of ISSUER, which are true complete and correct in all material respects, have been delivered to PM:

Articles of Incorporation;
Bylaws;
Minutes of Shareholders Meetings; and
Minutes of Directors Meetings.
Consents signed in lieu or meetings of Shareholders
Consents signed in lieu of meetings of Directors
Financial statements for the period ending December 31, 2010.

            (K)           Validity of Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at or prior to closing shall be valid and in accordance with the laws of the State of Nevada.

            (L)           Title to Shares.  The shares to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares and, except as provided in this Agreement, ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any securities of ISSUER. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the shares, impair, restrict or delay any voting rights with respect to the shares.

3.           REPRESENTATIONS AND WARRANTIES OF PM. PM represents and warrants to ISSUER the following:

(A)           Organization.  PM is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all the necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Delaware.

(B)           Ability to Enter Into Agreement and Carry Out Obligations.  PM has the right, power, and authority to enter into and perform its obligations under this Agreement.

4.           INVESTMENT INTENT. Attached is a complete shareholder list of PM and each shareholder is acquiring the shares of ISSUER to be issued pursuant to this Agreement for its or his own account for the purpose of investment and not with any expectation, desire, or need for resale and not with the view toward distribution, resale, subdivision, or fractionalization of the shares to be acquired by it or him hereunder.

5.           DOCUMENTS TO BE DELIVERED AT CLOSING.

(A)           By ISSUER:

     (i)           Board of Directors Minutes authorizing the issuance of shares of the ISSUER to be issued pursuant to this Agreement in accordance with Schedule A attached hereto and incorporated herein by reference. :

(ii)           The resignation of the current officers and directors of ISSUER.

(iii)           A Board of Directors resolution appointing the following as officers directors of ISSUER:

Gino Porco	Director, President
Peter Strang	Director
Fred Corp.	Director
Jason Newhook	Director

(iv)           Certificate of Good Standing from the State of Nevada.

(v)           All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, income tax returns, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

               (vi)           A direction by the Company to issue certificates for the outstanding shares satisfactory to the PM and PM shareholders.

(B)           By PM:

(i)           Delivery to ISSUER, or to its Transfer Agent, of certificates representing 100% of the issued and outstanding common stock of PM.

6.           POST CLOSING FORWARD SPILT AND NAME CHANGE.  Immediately after the Closing, the Issuer, at the direction of its new Board of Directors, shall approve a 2-1 forward split of the Company’s common stock. In conjuncture therewith, for shareholders holding physical certificates, the forward split shall be by way of a mandatory exchange and not by the Issuer’s transfer agent being required to automatically issue additional share certificates to the holders of physical certificates.

7.           MISCELLANEOUS PROVISIONS.

(A)           Expenses.  Each party shall bear all of the legal, accounting and other costs and expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(B)           Further Assurances.  From and after the date of this Agreement, each of the parties shall cooperate with one another, shall do and perform such actions and things, and shall execute and deliver such documents and instruments, as may be reasonable and necessary to effectuate the purposes and intents of this Agreement.

(C)           Governing Law.  This Agreement shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Nevada without regard to conflict or choice of law principles.   The prevailing party in any such action and/or proceeding shall be entitled to recover its reasonable attorney’s fees and costs from the other party.

(D)           Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties with respect to such subject matter.  This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the parties hereto.

(E)           Benefits; Binding Effect.  This Agreement shall be for the benefit of, and shall be binding upon, the parties and their respective successors and assigns.

(F)           No Waivers.  The waiver by either party of a breach or violation of any provision of this Agreement by the other party shall not operate nor be construed as a waiver of any subsequent breach or violation.  The waiver by either party to exercise any right or remedy it may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

(G)           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions hereof.

(H)           Counterparts; Telecopier.  This Agreement may be executed in any number of counterparts and by the separate parties in separate counterparts, and via telecopier, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement on the date first written above.

EXPERTELLIGENCE, INC.		PAY MOBILE INC.

By:		By:
	Francisco Terreforte, President		Gino Porco, President

SIGNATURE PAGE FOR PAY MOBILE SHAREHOLDERS
 AND SHARES TO BE ISSUED

6887580 Canada Inc.

By:
	Gino Porco	Tony Spiritoso
	16,250,000 Shares	416,667 Shares

2266927 Ontario Inc.

By:
	Peter Strang	Michael Delaney
	16,250,000 Shares	833,333 Shares

7262230 Canada Limited

By:
Josette Weber
	1,250,000 Shares	833,333 Shares

1233171 Alberta Ltd.

By:
Jason Newhook
	4,166,667 Shares	20,000,000 Shares

Fred Corp
20,000,000 Shares